UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2011 (May 16, 2011)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-7775	95-0740960
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia 23219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 16, 2011, Massey Energy Company (“Massey”) announced that its Board of Directors had confirmed a decision to express no opinion and remain neutral toward the offer by Alpha Natural Resources, Inc. (“Alpha”) on May 3, 2011, to purchase any and all of Massey’s outstanding 6.875% Senior Notes due 2013 (the “Tender Offer”). The Tender offer was contemplated in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) dated January 28, 2011 with Alpha and Mountain Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alpha (“Merger Sub”), providing for the acquisition of Massey by Alpha. Subject to the terms and conditions of the Merger Agreement, Massey will be merged with and into Merger Sub (the “Merger”), with Massey surviving the Merger as a wholly owned subsidiary of Alpha. The Merger is expected to close on June 1, 2011. A copy of the press release announcing the Board of Directors’ decision in accordance with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated May 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: May 16, 2011	By:	/s/ Richard R. Grinnan
Richard R. Grinnan
Vice President and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 16, 2011